EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Berkshire Hills Bancorp. Inc. of our report dated March 1, 2017 relating to the financial statements which appears in the Berkshire Hills Bancorp's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 26, 2019